Exhibit 5



                                   Drew Field

                                   Law Offices

534 Pacific Avenue                                                  415/296-9795
San Francisco, CA 94133                                             FAX/434-3441





                                                              September 20, 2001


Board of Directors
PIF/Cornerstone Ministries Investments, Inc.
6030 Bethelview Road, Suite 101
Cumming, GA 30040

Dear Directors:

         You have requested my opinion as to the legality of the securities being registered by PIF/Cornerstone Ministries Investments, Inc. (the Company) under the Securities Act of 1933, as amended, and the laws of certain states, by filing a registration statement on Form SB-2 and further documents, relating to the offering of certificates of indebtedness, up to a principal amount of $20,000,000 (the Certificates), as described in the registration statement.

         In connection with your request for my opinion, you have provided me and I have reviewed the Company's Articles of Incorporation, as amended, Bylaws, resolutions of the Board of Directors of the Company concerning the offering, the registration statement and such other corporate documents as I have considered necessary or appropriate for the purposes of this opinion.

         Upon the basis of such examination, it is my opinion that, when the registration statement shall have become effective under the Act, when all required registrations with state securities regulators shall have become effective, and when the Certificates shall have been duly issued and delivered to the purchasers against payment of the consideration therefor, each of the Certificates will, when sold, be legally issued, fully paid and non-assessable, and a binding obligation of the issuer.

         I consent to the filing of this opinion as an exhibit to the registration statement.


                                            Very truly yours,

                                            S/Drew Field